    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1999


                                                      REGISTRATION NO. 333-87671
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 PROXICOM, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          7371                         52-1770631
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer Identification
incorporation or organization)    Classification Code Number)                No.)

                            ------------------------

                           11600 SUNRISE VALLEY DRIVE
                                RESTON, VA 20191
                                 (703) 262-3200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                               RAUL J. FERNANDEZ
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 PROXICOM, INC.
                           11600 SUNRISE VALLEY DRIVE
                                RESTON, VA 20191
                                 (703) 262-3200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

          DAVID B. H. MARTIN, JR., ESQ.                            PAUL V. ROGERS, ESQ.
              HOGAN & HARTSON L.L.P.                             WILLIAM F. WINSLOW, ESQ.
           555 THIRTEENTH STREET, N.W.                              HALE AND DORR LLP
              WASHINGTON, D.C. 20004                          1455 PENNSYLVANIA AVENUE, N.W.
                  (202) 637-5600                                  WASHINGTON, D.C. 20004
                                                                      (202) 942-8400

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      EXPLANATORY NOTE TO AMENDMENT NO. 2



     This Amendment No. 2 to the Proxicom, Inc. Registration Statement on Form S-1 has been filed solely for the purpose of filing certain exhibits to the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


(a) Exhibits


    1.1    Form of Underwriting Agreement
   2.1+    Agreement and Plan of Merger, dated as of January 30, 1998, among the Registrant, Proxicom Acquisition Corp., Square
           Earth, Inc. and the stockholders of Square Earth, Inc.
   2.2+    Agreement and Plan of Merger, dated as of August 21, 1998, among the Registrant, Proxicom Merger Sub, Inc., IBIS
           Consulting, Inc. and the stockholders of IBIS Consulting,
           Inc.
   2.3+    Agreement and Plan of Merger, dated as of March 22, 1999,
           among the Registrant, Proxicom Merger Sub II, Inc., ad hoc
           Interactive, Inc. and the Principal Stockholders of ad hoc
           Interactive, Inc.
   3.1+    Restated Certificate of Incorporation of the Registrant
   3.2+    Bylaws of the Registrant
   4.1+    Form of Common Stock Certificate of the Registrant
    5.1    Opinion of Hogan & Hartson L.L.P.
  10.1+    Preferred Stock and Warrant Purchase Agreement, dated August
           30, 1996, among the Registrant, General Atlantic Partners
           34, L.P. and GAP Coinvestment Partners, L.P.
  10.2+    Preferred Stock Purchase Agreement, dated February 20, 1997, among the Registrant, General Atlantic Partners 34, L.P.,
           GAP Coinvestment Partners, L.P., FBR Venture Capital
           Managers, Inc. and The Mario M. Morino Trust
  10.3+    Preferred Stock Purchase Agreement, dated November 24, 1997, between the Registrant and General Electric Capital
           Corporation
  10.4+    Preferred Stock Purchase Agreement, dated February 1, 1999, among the Registrant, Jack Kemp, Theodore J. Leonsis, John
           McKinley, The Washington Post Company, General Atlantic
           Partners 52, L.P., GAP Coinvestment Partners II, L.P., The
           Mario M. Morino Trust and GE Capital Equity Investments,
           Inc.
  10.5+    Third Amended and Restated Registration Rights Agreement,
           dated February 1, 1999, among the Registrant, General
           Atlantic Partners 34, L.P., General Atlantic Partners 52,
           L.P., GAP Coinvestment Partners, L.P., GAP Coinvestment
           Partners II, L.P., Raul Fernandez, The Mario M. Morino
           Trust, FBR Venture Capital Managers Inc., General Electric
           Capital Corporation, GE Capital Equity Investments, Inc.,
           Brenda Wong, Scott McDonald, Vincent Hoenigman, Jack Kemp,
           Theodore J. Leonsis, John McKinley and The Washington Post
           Company
  10.6+    Proxicom, Inc. 1996 Stock Option Plan
  10.7+    Proxicom, Inc. 1997 Stock Option Plan for Non-employee
           Directors
  10.8+    Proxicom, Inc. Employee Stock Purchase Plan
  10.9+    Lease Agreement, dated July 14, 1997 between Sunrise Limited
           Partnership and the Registrant
 10.10+    Secured Credit Agreement, dated as of October 30, 1998,
           between the Registrant and NationsBank, N.A.
10.11**    Amendment to Secured Credit Agreement, dated as of June 1,
           1999, between the Registrant and NationsBank, N.A.
 10.12+    Severance Agreement between the Registrant and Christopher
           Capuano
 10.13+    Severance Agreement between the Registrant and Larry Clark

   10.14+  Severance Agreement between the Registrant and Kenneth J. Tarpey
    10.15  Fourth Amended and Restated Registration Rights Agreement, dated September 24, 1999, among the
           Registrant and the stockholders named therein
    21.1+  Subsidiaries of the Registrant
     23.1  Consent of PricewaterhouseCoopers LLP
     23.2  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
   24.1**  Power of Attorney (included on the signature page)


---------------


** Previously filed.

 + Incorporated by reference to the Registrant's Registration Statement on Form
   S-1, File No. 333-72297.

(B) FINANCIAL STATEMENT SCHEDULES

     Schedules have been omitted because the information required to be set forth therein is not applicable or is included elsewhere in the Financial Statements or the notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on October 7, 1999.


                                            PROXICOM, INC.

                                            By:                 *
                                              ----------------------------------
                                                Raul J. Fernandez
                                                Chairman, President and Chief
                                                Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                      NAME                                      TITLE                           DATE
                      ----                                      -----                           ----

*                                                 Chairman, President and Chief           October 7, 1999
------------------------------------------------    Executive Officer (Principal
Raul J. Fernandez                                   Executive Officer)

*                                                 Senior Vice President, Human            October 7, 1999
------------------------------------------------    Resources and Director
Brenda Wagner

             /s/ KENNETH J. TARPEY                Executive Vice President, Chief         October 7, 1999
------------------------------------------------    Financial Officer and Treasurer
               Kenneth J. Tarpey                    (Principal Financial and
                                                    Accounting Officer)

*                                                 Director                                October 7, 1999
------------------------------------------------
David C. Hodgson

*                                                 Director                                October 7, 1999
------------------------------------------------
Jack Kemp

*                                                 Director                                October 7, 1999
------------------------------------------------
Theodore J. Leonsis

*                                                 Director                                October 7, 1999
------------------------------------------------
John A. McKinley, Jr.

*                                                 Director                                October 7, 1999
------------------------------------------------
Mario M. Morino

           *By: /s/ KENNETH J. TARPEY                                                     October 7, 1999
  -------------------------------------------
               Kenneth J. Tarpey
                Attorney-in-Fact

                                 EXHIBIT INDEX


    1.1    Form of Underwriting Agreement
   2.1+    Agreement and Plan of Merger, dated as of January 30, 1998, among the Registrant, Proxicom Acquisition Corp., Square
           Earth, Inc. and the stockholders of Square Earth, Inc.
   2.2+    Agreement and Plan of Merger, dated as of August 21, 1998, among the Registrant, Proxicom Merger Sub, Inc., IBIS
           Consulting, Inc. and the stockholders of IBIS Consulting,
           Inc.
   2.3+    Agreement and Plan of Merger, dated as of March 22, 1999,
           among the Registrant, Proxicom Merger Sub II, Inc., ad hoc
           Interactive, Inc. and the Principal Stockholders of ad hoc
           Interactive, Inc.
   3.1+    Restated Certificate of Incorporation of the Registrant
   3.2+    Bylaws of the Registrant
   4.1+    Form of Common Stock Certificate of the Registrant
    5.1    Opinion of Hogan & Hartson L.L.P.
  10.1+    Preferred Stock and Warrant Purchase Agreement, dated August
           30, 1996, among the Registrant, General Atlantic Partners
           34, L.P. and GAP Coinvestment Partners, L.P.
  10.2+    Preferred Stock Purchase Agreement, dated February 20, 1997, among the Registrant, General Atlantic Partners 34, L.P.,
           GAP Coinvestment Partners, L.P., FBR Venture Capital
           Managers, Inc. and The Mario M. Morino Trust
  10.3+    Preferred Stock Purchase Agreement, dated November 24, 1997, between the Registrant and General Electric Capital
           Corporation
  10.4+    Preferred Stock Purchase Agreement, dated February 1, 1999, among the Registrant, Jack Kemp, Theodore J. Leonsis, John
           McKinley, The Washington Post Company, General Atlantic
           Partners 52, L.P., GAP Coinvestment Partners II, L.P., The
           Mario M. Morino Trust and GE Capital Equity Investments,
           Inc.
  10.5+    Third Amended and Restated Registration Rights Agreement,
           dated February 1, 1999, among the Registrant, General
           Atlantic Partners 34, L.P., General Atlantic Partners 52,
           L.P., GAP Coinvestment Partners, L.P., GAP Coinvestment
           Partners II, L.P., Raul Fernandez, The Mario M. Morino
           Trust, FBR Venture Capital Managers Inc., General Electric
           Capital Corporation, GE Capital Equity Investments, Inc.,
           Brenda Wong, Scott McDonald, Vincent Hoenigman, Jack Kemp,
           Theodore J. Leonsis, John McKinley and The Washington Post
           Company
  10.6+    Proxicom, Inc. 1996 Stock Option Plan
  10.7+    Proxicom, Inc. 1997 Stock Option Plan for Non-employee
           Directors
  10.8+    Proxicom, Inc. Employee Stock Purchase Plan
  10.9+    Lease Agreement, dated July 14, 1997 between Sunrise Limited
           Partnership and the Registrant
 10.10+    Secured Credit Agreement, dated as of October 30, 1998,
           between the Registrant and NationsBank, N.A.
10.11**    Amendment to Secured Credit Agreement, dated as of June 1,
           1999, between the Registrant and NationsBank, N.A.
 10.12+    Severance Agreement between the Registrant and Christopher
           Capuano
 10.13+    Severance Agreement between the Registrant and Larry Clark
 10.14+    Severance Agreement between the Registrant and Kenneth J.
           Tarpey
  10.15    Fourth Amended and Restated Registration Rights Agreement,
           dated September 24, 1999, among the Registrant and the
           stockholders named therein
  21.1+    Subsidiaries of the Registrant
   23.1    Consent of PricewaterhouseCoopers LLP
   23.2    Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
 24.1**    Power of Attorney (included on the signature page)



---------------



** Previously filed.

+ Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 333-72297.